Exhibit 99.2

Chicago, IL – October 23, 2018 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2018.  All per share results are reported as available to common shares/units on a diluted basis. Earnings per Share (EPS) was $0.58, as described in further detail below.

Third Quarter 2018

EPS for the third quarter of 2018 was $0.58 compared to $0.37 in the third quarter of 2017.  The difference is due primarily to higher property sale gains and higher property NOI in the third quarter of 2018, partially offset by higher debt extinguishment costs and higher depreciation expense in the third quarter of 2018.

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 13 through 15 of this release.

Nine Months Ended September 30, 2018

EPS for the nine months ended September 30, 2018 was $1.46 compared to $1.29 in the nine months ended September 30, 2017.  The difference is due primarily to higher property sale gains and higher property NOI in the nine months ended September 30, 2018, partially offset by higher debt extinguishment costs, lower non-operating asset gains on sale and higher depreciation expense in the nine months ended September 30, 2018.

Same Store Results

On a same store nine-month to nine-month comparison, which includes 71,721 apartment units, revenues increased 2.2%, expenses increased 3.4% and NOI increased 1.7%. Average Rental Rate increased 1.9% and Physical Occupancy increased 0.3% to 96.2%.

Investment Activity

During the first nine months of 2018, the Company acquired five apartment properties consisting of 1,478 apartment units for an aggregate purchase price of approximately $707.0 million at a weighted average Acquisition Capitalization Rate of 4.4%. Also during the first nine months of 2018, the Company sold five apartment properties, including the transaction described above, consisting of 1,292 apartment units, for an aggregate sale price of approximately $706.1 million at a weighted average Disposition Yield of 4.1%, generating an Unlevered IRR of 8.7%. Also during the first nine months of 2018, the Company sold a land parcel in suburban Maryland for approximately $2.7 million.

Capital Markets Activity

In accordance with the Company’s previously disclosed plans, on October 1, 2018, the Company prepaid a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 at par using funds from the Company’s revolving line of credit.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2018	2017	2018	2017
REVENUES
Rental income	$1,925,128	$1,840,170	$652,677	$623,951
Fee and asset management	563	532	190	171
Total revenues	1,925,691	1,840,702	652,867	624,122

EXPENSES
Property and maintenance	322,487	306,645	110,541	104,721
Real estate taxes and insurance	268,784	253,318	87,388	84,087
Property management	69,175	64,702	22,247	20,861
General and administrative	41,420	40,366	12,640	12,567
Depreciation	583,869	542,964	194,618	184,100
Impairment	702	—	702	—
Total expenses	1,286,437	1,207,995	428,136	406,336

Operating income	639,254	632,707	224,731	217,786

Interest and other income	14,860	5,708	7,864	3,945
Other expenses	(14,871)	(3,160)	(7,661)	(1,028)
Interest:
Expense incurred, net	(321,454)	(288,579)	(111,219)	(91,145)
Amortization of deferred financing costs	(9,054)	(6,447)	(3,276)	(2,064)
Income before income and other taxes, income (loss) from investments in unconsolidated entities and net gain (loss) on sales of real estate properties and land parcels	308,735	340,229	110,439	127,494
Income and other tax (expense) benefit	(767)	(710)	(280)	(228)
Income (loss) from investments in unconsolidated entities	(2,993)	(2,153)	(985)	(398)
Net gain (loss) on sales of real estate properties	256,834	141,761	114,672	17,328
Net gain (loss) on sales of land parcels	995	19,170	—	—
Net income	562,804	498,297	223,846	144,196
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(20,517)	(17,931)	(8,159)	(5,166)
Partially Owned Properties	(1,939)	(2,354)	(750)	(801)
Net income attributable to controlling interests	540,348	478,012	214,937	138,229
Preferred distributions	(2,318)	(2,318)	(773)	(772)
Net income available to Common Shares	$538,030	$475,694	$214,164	$137,457

Earnings per share – basic:
Net income available to Common Shares	$1.46	$1.30	$0.58	$0.37
Weighted average Common Shares outstanding	367,920	366,809	368,028	366,996

Earnings per share – diluted:
Net income available to Common Shares	$1.46	$1.29	$0.58	$0.37
Weighted average Common Shares outstanding	383,433	382,640	383,884	382,945

Distributions declared per Common Share outstanding	$1.62	$1.51125	$0.54	$0.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2018	2017	2018	2017
Net income	$562,804	$498,297	$223,846	$144,196
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(1,939)	(2,354)	(750)	(801)
Preferred distributions	(2,318)	(2,318)	(773)	(772)
Net income available to Common Shares and Units	558,547	493,625	222,323	142,623

Adjustments:
Depreciation	583,869	542,964	194,618	184,100
Depreciation – Non-real estate additions	(3,397)	(3,808)	(1,137)	(1,228)
Depreciation – Partially Owned Properties	(2,837)	(2,500)	(904)	(834)
Depreciation – Unconsolidated Properties	3,447	3,430	1,150	1,145
Net (gain) loss on sales of unconsolidated entities - operating assets	—	(68)	—	—
Net (gain) loss on sales of real estate properties	(256,834)	(141,761)	(114,672)	(17,328)
Noncontrolling Interests share of gain (loss) on sales of real estate properties	(284)	—	—	—
Impairment – operating assets	702	—	702	—
FFO available to Common Shares and Units	883,213	891,882	302,080	308,478

Adjustments:
Impairment – non-operating assets	—	—	—	—
Write-off of pursuit costs	3,125	2,329	1,059	783
Debt extinguishment and preferred share redemption (gains) losses	41,142	11,789	17,603	(613)
Non-operating asset (gains) losses	(255)	(19,355)	223	(405)
Other miscellaneous items	(2,608)	(4,195)	(1,138)	(3,405)
Normalized FFO available to Common Shares and Units	$924,617	$882,450	$319,827	$304,838

FFO	$885,531	$894,200	$302,853	$309,250
Preferred distributions	(2,318)	(2,318)	(773)	(772)
FFO available to Common Shares and Units	$883,213	$891,882	$302,080	$308,478

Normalized FFO	$926,935	$884,768	$320,600	$305,610
Preferred distributions	(2,318)	(2,318)	(773)	(772)
Normalized FFO available to Common Shares and Units	$924,617	$882,450	$319,827	$304,838

Note: See pages 13 through 15 for the definitions of non-GAAP financial measures and other terms.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Land	$5,866,457	$5,996,024
Depreciable property	20,336,747	19,768,362
Projects under development	134,961	163,547
Land held for development	87,335	98,963
Investment in real estate	26,425,500	26,026,896
Accumulated depreciation	(6,494,770)	(6,040,378)
Investment in real estate, net	19,930,730	19,986,518
Investments in unconsolidated entities	57,576	58,254
Cash and cash equivalents	32,995	50,647
Restricted deposits	55,755	50,115
Other assets	465,094	425,065
Total assets	$20,542,150	$20,570,599

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,789,436	$3,618,722
Notes, net	5,534,990	5,038,812
Line of credit and commercial paper	499,367	299,757
Accounts payable and accrued expenses	182,446	114,766
Accrued interest payable	69,132	58,035
Other liabilities	344,373	341,852
Security deposits	67,177	65,009
Distributions payable	206,899	192,828
Total liabilities	9,693,820	9,729,781

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	381,239	366,955
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of September 30, 2018 and December 31, 2017	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 368,409,586 shares issued and outstanding as of September 30, 2018 and 368,018,082 shares issued and outstanding as of December 31, 2017	3,684	3,680
Paid in capital	8,900,324	8,886,586
Retained earnings	1,344,825	1,403,530
Accumulated other comprehensive income (loss)	(50,689)	(88,612)
Total shareholders’ equity	10,235,424	10,242,464
Noncontrolling Interests:
Operating Partnership	233,825	226,691
Partially Owned Properties	(2,158)	4,708
Total Noncontrolling Interests	231,667	231,399
Total equity	10,467,091	10,473,863
Total liabilities and equity	$20,542,150	$20,570,599

Equity Residential

Portfolio as of September 30, 2018

	Properties	Apartment Units

Wholly Owned Properties	286	74,618
Master-Leased Properties - Consolidated	1	162
Partially Owned Properties - Consolidated	17	3,535
Partially Owned Properties - Unconsolidated	2	945

	306	79,260

Portfolio Rollforward 2018

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2017	305	78,611

Acquisitions:
Consolidated:
Rental Properties		5	1,478	$707,005	4.4%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(5)	(1,292)	$(706,120)	(4.1%)
Land Parcels		—	—	$(2,700)

Completed Developments - Consolidated		1	449
Configuration Changes		—	14

	9/30/2018	306	79,260

5

Equity Residential

September YTD 2018 vs. September YTD 2017

Same Store Results/Statistics for 71,721 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

YTD 2018	$1,767,717	$531,532	$1,236,185	$2,739	96.2%	40.5%
YTD 2017	$1,729,293	$513,836	$1,215,457	$2,687	95.9%	42.2%

Change	$38,424	$17,696	$20,728	$52	0.3%	(1.7%)

Change	2.2%	3.4%	1.7%	1.9%

Note:  See page 15 for reconciliations from operating income.

6

Equity Residential

September YTD 2018 vs. September YTD 2017

Same Store Operating Expenses for 71,721 Same Store Apartment Units

$ in thousands

	Actual YTD 2018	Actual YTD 2017	$ Change	% Change	% of Actual YTD 2018 Operating Expenses

Real estate taxes	$224,909	$216,000	$8,909	4.1%	42.3%
On-site payroll (1)	116,961	114,010	2,951	2.6%	22.0%
Utilities (2)	71,896	68,942	2,954	4.3%	13.5%
Repairs and maintenance (3)	68,619	65,498	3,121	4.8%	12.9%
Insurance	13,704	13,019	685	5.3%	2.6%
Leasing and advertising	7,373	7,353	20	0.3%	1.4%
Other on-site operating expenses (4)	28,070	29,014	(944)	(3.3%)	5.3%

Same store operating expenses	$531,532	$513,836	$17,696	3.4%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

7

Equity Residential

Debt Summary as of September 30, 2018

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$2,789,436	31.6%	4.19%	5.4
Unsecured	6,034,357	68.4%	4.12%	9.5

Total	$8,823,793	100.0%	4.14%	8.2
Fixed Rate Debt:
Secured – Conventional	$2,386,165	27.0%	4.66%	3.8
Unsecured – Public	5,088,560	57.7%	4.39%	11.2

Fixed Rate Debt	7,474,725	84.7%	4.48%	8.9

Floating Rate Debt:
Secured – Conventional	6,554	0.1%	1.82%	6.4
Secured – Tax Exempt	396,717	4.5%	2.09%	13.6
Unsecured – Public (2)	446,430	5.1%	2.76%	0.7
Unsecured – Revolving Credit Facility (3)	—	—	2.65%	3.2
Unsecured – Commercial Paper Program (4)	499,367	5.6%	2.23%	—

Floating Rate Debt	1,349,068	15.3%	2.35%	4.6

Total	$8,823,793	100.0%	4.14%	8.2

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2018.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of September 30, 2018, there was approximately $1.49 billion available on the Company’s unsecured revolving credit facility (net of $6.7 million which was restricted/dedicated to support letters of credit and net of $500.0 million in principal outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 2.23% for the nine months ended September 30, 2018 and a weighted average maturity of 18 days as of September 30, 2018.

Note:  The Company capitalized interest of approximately $4.5 million and $23.2 million during the nine months ended September 30, 2018 and 2017, respectively.  The Company capitalized interest of approximately $1.6 million and $6.6 million during the quarters ended September 30, 2018 and 2017, respectively.

8

Equity Residential

Debt Maturity Schedule as of September 30, 2018

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2018	$1,493		$450,200	(2)	$451,693	5.1%	4.01%	2.39%
2019	506,731	(3)	517,412	(2)	1,024,143	11.5%	5.17%	4.02%
2020	1,128,592	(4)	700		1,129,292	12.7%	5.20%	5.20%
2021	927,506		600		928,106	10.4%	4.64%	4.64%
2022	265,341		800		266,141	3.0%	3.26%	3.26%
2023	1,326,800		4,800		1,331,600	14.9%	3.74%	3.73%
2024	1,272		10,900		12,172	0.1%	4.79%	1.98%
2025	451,334		13,200		464,534	5.2%	3.38%	3.33%
2026	593,424		14,500		607,924	6.8%	3.59%	3.54%
2027	401,468		15,600		417,068	4.7%	3.26%	3.19%
2028+	1,924,969		359,065		2,284,034	25.6%	4.17%	3.76%
Subtotal	7,528,930		1,387,777		8,916,707	100.0%	4.23%	3.91%
Deferred Financing Costs and Unamortized (Discount)	(54,205)		(38,709)		(92,914)	N/A	N/A	N/A

Total	$7,474,725		$1,349,068		$8,823,793	100.0%	4.23%	3.91%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2018.
(2)	Includes $500.0 million in principal outstanding on the Company's commercial paper program, of which $450.0 million matures in 2018 and $50.0 million matures in 2019.
(3)	Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that was repaid at par on October 1, 2018.
(4)	Includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

9

Equity Residential

Perpetual Preferred Equity as of September 30, 2018

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

10

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	Sept. YTD 2018	Sept. YTD 2017	Q3 2018	Q3 2017

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	367,920,066	366,808,624	368,027,460	366,996,226
Shares issuable from assumed conversion/vesting of:
- OP Units	12,870,672	12,907,381	12,884,106	12,910,146
- long-term compensation shares/units	2,642,057	2,924,290	2,972,021	3,038,141

Total Common Shares and Units - diluted	383,432,795	382,640,295	383,883,587	382,944,513

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	368,409,586	367,462,480
Units (includes OP Units and Restricted Units)	14,023,002	13,809,987

Total Shares and Units	382,432,588	381,272,467

11

Equity Residential Capital Expenditures to Real Estate For the Nine Months Ended September 30, 2018 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units (1)	71,721	6,594	78,315

Building Improvements	$69,956	$2,328	$72,284	$976

Renovation Expenditures (2)	30,079	1,183	31,262	419

Replacements	33,648	925	34,573	469

Total Capital Expenditures	$133,683	$4,436	$138,119	$1,864

(1)	Total Apartment Units - Excludes 945 unconsolidated apartment units for which capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Renovation Expenditures on 2,195 same store apartment units for the nine months ended September 30, 2018 approximated $13,700 per apartment unit renovated.

12

Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms (Amounts in thousands except per apartment unit data)

These Selected Financial Results include certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other measurement of performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

FFO and Normalized FFO:

Funds From Operations (“FFO”) – Nareit defines FFO (April 2002 White Paper) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales and impairment write-downs of depreciated operating properties, plus depreciation and amortization expense, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

13

Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued (Amounts in thousands except per apartment unit data)

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment and preferred share redemptions;
•	gains and losses from non-operating assets; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 6):

14

Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued (Amounts in thousands except per apartment unit data)

	Nine Months Ended September 30,
	2018	2017
Operating income	$639,254	$632,707
Adjustments:
Fee and asset management revenue	(563)	(532)
Property management	69,175	64,702
General and administrative	41,420	40,366
Depreciation	583,869	542,964
Impairment	702	—
Total NOI	$1,333,857	$1,280,207
Rental income:
Same store	$1,767,717	$1,729,293
Non-same store/other	157,411	110,877
Total rental income	1,925,128	1,840,170
Operating expenses:
Same store	531,532	513,836
Non-same store/other	59,739	46,127
Total operating expenses	591,271	559,963
NOI:
Same store	1,236,185	1,215,457
Non-same store/other	97,672	64,750
Total NOI	$1,333,857	$1,280,207

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2017 and 2018, plus any properties in lease-up and not stabilized as of January 1, 2017.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2017, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

Turnover – Total residential move-outs (including inter-property and intra-property transfers) divided by total residential apartment units.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, renovation, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

15